EXHIBIT 99.4

          The following unaudited pro forma condensed financial statements give effect to the asset purchase using the purchase method of accounting. The unaudited pro forma condensed balance sheet as of July 31, 2007 gives effect to the asset purchase as if it had occurred on July 31, 2007. The unaudited pro forma statements of operations assume the asset purchase was effected on February 1, 2006. The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Company that would have been reported had the asset purchase occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of the operations of the Company for any future period. Furthermore, no effect has been given in the unaudited pro forma statements of operations for operating benefits that may be realized through the combination of the business of Calcars with that of Carbiz. Calcars Corporations and Calcars AB, Inc. are substantially the same corporate entity. See Note 1 to the various Calcars financial statements included elsewhere herein for a more detailed description.

          The unaudited pro forma condensed financial data and related notes thereto should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of the Company included in its respective Annual Reports on Form 10-KSB and quarterly reports on Form 10-QSB, all filed with the Securities and Exchange Commission. Calcars historical financial statements have been included elsewhere in this Form 8-K/A. In addition, consideration should be given to those risk factors discussed in the Company’s Annual Report on Form 10-KSB for the year ended January 31, 2007, which could affect the Company’s results and over which the Company has no control.

          The amounts used in the unaudited pro forma combined financial data and related notes thereto give effect to the assets acquired and liabilities assumed, are preliminary and are subject to change.

CARBIZ INC.
UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET
July 31, 2007
(expressed in U.S. dollars)

	Historical	Pro Forma
	Carbiz Inc.(*)	Adjustments		Combined
ASSETS
CURRENT
Cash and cash equivalents	$91,284			$91,284
Accounts receivable, net	49,817			49,817
Notes receivable, net	394,661	18,500,000	(1)	18,894,661
Inventory	145,137	200,000	(2)	345,137
Prepaids and other assets	120,221			120,221
Deferred costs	8,453			8,453
	809,573	18,700,000		19,509,573
NOTES RECEIVABLE, NET	147,401			147,401
DEFERRED FINANCING COSTS	818,352	1,225,000	(3)	2,043,352
DEFERRED COSTS	808			808
PROPERTY AND EQUIPMENT, NET	59,550	500,000	(4)	559,550
	$1,835,684	$20,425,000		$22,260,684
LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$516,053	$1,425,000	(2 &3)	$1,941,053
Loan Payable	-
Related party	-			-
Line of credit	257,725	18,600,000	(5)	18,857,725
Current portion of capital leases	8,027			8,027
Current portion of long-term debt	472,999			472,999
Derivative liability	6,796,042			6,796,042
Deferred revenue	121,190	400,000	(6)	521,190
	8,172,036	20,425,000		28,597,036
DEFERRED REVENUE	5,384			5,384
CAPITAL LEASES	6,617			6,617
LONG-TERM DEBT	-			-
	8,184,037	20,425,000		28,609,037
MINORITY INTEREST	205,136			205,136
CAPITAL DEFICIENCY
COMMON SHARES	16,274,119	-		16,274,119
Unlimited shares authorized, 64,224,404 common
shares issued and outstanding as at July 31, 2007
ADDITIONAL PAID -IN CAPITAL	6,342,997	-		6,342,997
OTHER COMPREHENSIVE LOSS	(385,197)			(385,197)
ACCUMULATED DEFICIT	(28,785,408)	-		(28,785,408)
	(6,553,489)	-		(6,553,489)
	$1,835,684	$20,425,000		$22,260,684

See notes to unaudited pro forma combined condensed financial statements.
(*) As of July 31, 2007 as reported on Form 10-QSB

Pro-Forma Condensed Balance Sheet Adjustments giving effect to the purchase:

(1)	To record Calcars contracts receivable, net of reserves.
(2)	To record Calcars vehicle inventory, net of reserves and the related payables.
(3)	To record Carbiz Deferred Financing Costs associated with the acquisition and the payables related to these costs.
(4)	To record Calcars Fixed Assets, net
(5)	To record Carbiz New Revolving Loan Payable.
(6)	To record Calcars VSP trailing liability and other miscellaneous liabilities.

Calcars offered a vehicle replacement program (“VSP”) where, under certain circumstances, customers may return vehicles and Calcars will provide the customer with a replacement vehicle. Although Carbiz will not offer this program it will honor existing Calcars contracts under this program.

CARBIZ INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the six months ended July 31, 2007
(expressed in U.S. dollars)

	Historical		Pro Forma
		Calcars AB
	Carbiz Inc.(*)	Inc.(#)	Adjustments		Combined

SALES	1,823,976	20,349,429			22,173,405

COST OF SALES	934,794	7,374,857			8,309,651

GROSS PROFIT	889,182	12,974,571			13,863,753

GAIN ON DEBT FORGIVENESS	391,337	-			391,337

WRITE-OFF OF DEFERRED FINANCING COSTS		944,571	(944,571)	(a)	-

SELLING, GENERAL AND ADMINISTRATIVE	2,242,798	14,693,143	(144,000)	(a)	16,791,941

TOTAL EXPENSES	1,851,461	15,637,714	(1,088,571)		16,400,604

OPERATING LOSS	(962,279)	(2,663,143)	1,088,571		(2,536,851)

INTEREST AND OTHER EXPENSES	(238,937)	(1,247,143)	117,000	(b)	(1,369,080)

LOSS ON DERIVATIVE INSTRUMENTS	(751,742)				(751,742)

MINORITY INTEREST	1,034				1,034

NET LOSS FOR THE YEAR	(1,951,924)	(3,910,286)	1,205,571	(c)(d)(e)	(4,656,639)

NET LOSS PER SHARE	$(0.03)				$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	64,224,404				64,224,404

See notes to unaudited pro forma condensed combined condensed financial statements.

(#)      Calcars Corporation is a calendar year company. The results of operations for the six months ended July 31, 2007 were derived by combining results of operations (unaudited) for the six months ended July 31, 2007 (Carbiz) with 6/7 of the results of operations for the seven months ended July 31, 2007 (Calcars).

(*)       For the six months ended July 31, 2007 as reported on Form 10-QSB

Certain operating expenses of Calcars and Carbiz were reclassified to conform to a Combined Condensed Statement of Operations format.

Pro-Forma Combined Condensed Statement of Operations Adjustments:

(a)

Amortization of loan fees and impairment loss on long lived assets. Calcars paid loan fees of $1,764,000 that were capitalized in 2006 and were being amortized on a straight- line basis over the initial life of their loan (3 years) at $49,000 monthly. At July 31, 2007 Calcars management deemed their loan impaired and recorded a $1,102,000 loss (6/7 of which was $944,571).

Carbiz 2007 loan and transaction fees were approximately $1,225,000 and will be amortized on a straight-line basis over the initial life of the Carbiz loan (4 years), approximately $25,000 monthly. A pro-forma adjustment for the Calcars loan impairment loss has been reflected. The difference is monthly amortization (Calcars $49,000, Carbiz $25,000), which would have been $144,000 for the six months presented and has been reflected.

(b)	Interest Expense. Calcars incurred $1,455,000 (6/7 of which is $1,247,143), at an effective rate of 13.25%. Carbiz rate is at 12% percent. This would approximate a six month difference of $117,000.

(c)

Depreciation Expense. Calcars depreciation expense on a monthly basis was approximately $7,000 per month. Carbiz expects to record depreciation expense in the same range $(7,800) per month as property and equipment values have been based upon historical cost, less depreciation to date. There was no appreciated real estate and the historical net book value of the office equipment, computers, and furniture most closely approximates fair value. In addition, a substantial portion of the Calcars property and equipment was in the form of store signage which Carbiz is replacing as part of its branding and to conform with state and local licensing requirements. The $800 estimate of additional monthly depreciation has not been reflected as a proforma adjustment because we do not believe it is material.

(d)

Federal and State Income Taxes. No proforma adjustment has been reflected for Federal and State Income Taxes. Carbiz has a substantial federal tax loss carry forward available. Both enterprises generated pre-tax losses for both tax and financial reporting purposes and, as such, any deferred tax asset resulting from net operating loss carry-forwards would have been fully offset by a valuation allowance.

(e)

Carbiz has already announced that it intends to reduce the Calcars store locations from 26 to 23. In addition, Carbiz announced it has hired approximately 117 employees in the Calcars network as compared to 165 employees in the months just prior to acquisition. Carbiz immediately began to transition the Calcars operations to the Carbiz suite of business solutions which includes dealer software products focused on the “buy-here- pay-here” markets. Carbiz is also implementing changes to Calcars operating and internal controls with a goal of public company internal control standards.

CARBIZ INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the fiscal year ended January 31, 2007
(expressed in U.S. dollars)

	Historical		Pro Forma
	Carbiz Inc.(*)	Calcars (#)	Adjustments		Combined
SALES	$3,209,830	$36,546,000			$39,755,830
COST OF SALES	1,796,120	13,279,000			15,075,120

GROSS PROFIT	1,413,710	23,267,000			24,680,710
SELLING, GENERAL AND ADMIN	2,731,744	27,096,000	(141,000)	(a)	29,686,744
OPERATING LOSS	(1,318,034)	(3,829,000)	141,000		(5,006,034)
INTEREST AND OTHER EXPENSES	(121,467)	(1,304,000)	123,000	(b)	(1,302,467)
OTHER LOSSES		(2,510,000)			(2,510,000)
LOSS ON DISPOSAL OF ASSETS	(121,195)				(121,195)
LOSS ON DERIVATIVE INSTRUMENTS	(3,785,301)				(3,785,301)
MINORITY INTEREST	35,163				35,163
NET LOSS FOR THE YEAR	(5,310,834)	(7,643,000)	264,000		(12,689,834)
GAIN ON EXTINGUISHMENT OF DEBT
IN BANKRUPTCY		9,806,000			9,806,000
NET INCOME - DISCONTINUED OPERATIONS	556,783				556,783
NET INCOME (LOSS) FOR THE YEAR	$(4,754,051)	$2,163,000	$264,000	(c)(d)	$(2,327,051)
NET INCOME (LOSS) PER SHARE FROM
CONTINUING OPERATIONS	$(0.11)				$(0.26)
NET INCOME (LOSS) PER SHARE FROM
DISCONTINUED OPERATIONS	$0.01				$0.01
NET INCOME (LOSS) PER SHARE	$(0.10)				$(0.05)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	48,035,514				48,035,514

See notes to unaudited pro forma condensed combined condensed financial statements.

(#)        Calcars Corporation is a calendar year company. The results of operations for the fiscal year ended January 31, 2007 were derived directly from the audited Combined Statement of Income for the year ended December 31, 2007 included elsewhere in this report.

(*)       For the fiscal year ended January 31, 2007 as reported on Form 10-KSB.

Certain operating expenses of Calcars and Carbiz were reclassified to conform to a Condensed Statement of Operations format.

Pro-Forma Combined Condensed Statement of Operations Adjustments (FYE 1/31/2007):

(a)

Amortization of loan fees. Calcars paid loan fees of $1,764,000 that were capitalized in April 2006 and were being amortized on a straight line basis over the initial life of the loan. $441,000 (9 months) was amortized during FYE 12/31/2006. If the acquisition had taken place on January 1, 2006 an additional $147,000 (3 months) would have been amortized by Calcars. Carbiz 2007 loan and transaction fees were approximately $1,225,000 and will be amortized on a straight-line basis over the initial life of the Carbiz loan (4 years), approximately $25,000 monthly. On a yearly basis, this $300,000 compares to the $588,000 ($441,000 + $147,000) Calcars would have recorded. Accordingly, a $141,000 ($441,000-$300,000) proforma adjustment has been reflected for this reduced amortization.

(b)

Interest Expense. Calcars incurred $1,304,000 of interest expense during FYE 12/31/2006 at an effective rate of 13.25%. Carbiz rate is at 12%. This would approximate a FYE 1/31/2007 difference of $123,000.

(c)

Depreciation Expense. Calcars incurred $135,000 of depreciation expense during FYE 12/31/2006. Carbiz would have recorded depreciation expense at a rate of approximately $800 per month higher. This $9,600 of additional depreciation expense for the FYE 1/31/2007 has not been reflected as a proforma adjustment because we do not believe it is material.

(d)

Federal and State Income Taxes. No proforma adjustment has been reflected for Federal and State Income Taxes. Carbiz has a substantial federal tax loss carry forward and current period losses which would have sheltered any Calcars taxable income during the year ended January 31, 2007. Any net deferred tax asset that might have resulted from Carbiz’s NOL carry forward would have been fully reserved with a deferred tax asset valuation allowance.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      BASIS OF PRESENTATION

          The asset purchase has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed financial statements is based upon estimates of the fair values of the assets acquired and liabilities assumed. The total purchase price has been allocated to assets acquired and liabilities assumed based on management’s best estimates of fair value, and there was zero excess cost over net tangible and identifiable intangible assets acquired to allocate to goodwill.

          The following table represents the preliminary allocation of the purchase price for our acquisition of Calcars.

          The total purchase price of the acquisition is as follows:

Estimated Fair Values
at July 31, 2007
Notes receivable, net of reserves	$18,500,000
Vehicle Inventory, net of reserves	200,000
Property and Equipment	500,000
Transaction costs	1,225,000
Total purchase price	$20,425,000

The transaction was funded as follows:

Cash – funded by new line of credit	$18,600,000
Accrued Transaction Costs payable	1,225,000
VSP Liability and other reserves	600,000
Total consideration	$20,425,000

          The estimated values of Notes Receivable were based upon their expected collections net of reserves. No present value calculations were considered due to their short-term nature (18 – 22 months). These notes bear interest at rates approximating market rates for loans with similar credit characteristics. Vehicle Inventory was valued at estimated selling prices less the cost of refurbishment and a reasonable profit allowance for the selling effort. Very few of these vehicles were deemed appropriate for resale to customers by Carbiz. Most vehicles were sold back or returned to wholesale dealers in the area. Property and equipment was also estimated based upon its historical net book value as there was no appreciated real estate and the historical net book value of the office equipment, furniture and computers most closely approximated fair value.

          The identified intangible assets were minimal at the acquisition date. No value has been placed on the following factors: the value acquired in the form of additional scale and economies of scale resulting from the size of the combined businesses of Calcars and Carbiz, the value of the assembled workforce that was rehired by Carbiz, who have continued as part of the acquired business and are being retrained at Carbiz’s expense to leverage existing Carbiz technology over the acquired locations.

          There was no excess of the purchase price over the tangible and identifiable intangible assets and no goodwill was recorded.

2.      PRO FORMA ADJUSTMENTS

          The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as indicated after each schedule.